Exhibit 99.1

Amazon.com to Acquire Zappos.com

SEATTLE, July 22, 2009 (BUSINESS WIRE) – Amazon.com, Inc. (NASDAQ- AMZN) today announced that it has reached an agreement to acquire Zappos.com, Inc., a leader in online apparel and footwear sales that strives to provide shoppers with the best possible service and selection. The acquisition brings together two companies who share a passion for serving customers and whose customers benefit from cultures of innovation and long term thinking.

“Zappos is a customer focused company,” said Jeff Bezos, Founder and CEO of Amazon.com. “We see great opportunities for both companies to learn from each other and create even better experiences for our customers.”

Under the terms of the agreement, Amazon will acquire all of the outstanding shares and assume all outstanding options and warrants of Zappos in exchange for approximately 10 million shares of Amazon common stock, equal to approximately $807 million based on the average closing price for the 45 trading days ending July 17, 2009. In addition, Amazon will provide Zappos employees with $40 million in cash and restricted stock units. Subject to various closing conditions, the acquisition is expected to close during the Fall of 2009.

Following the acquisition, the Zappos management team will remain intact and Zappos will operate its successful brand, customer experience and unique culture of service independently with headquarters in Las Vegas, NV.

“We are joining forces with Amazon because there is a huge opportunity to utilize each other’s strengths and move even faster towards our vision of delivering happiness to customers, employees and vendors,” said Tony Hsieh, CEO of Zappos. “We will continue to build the Zappos brand and culture in our own unique way, and we believe Amazon is the best partner to help us do this over the long term.”

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel; Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial.

Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Examples of the services offered by Amazon Web Services are Amazon Elastic Compute Cloud (Amazon EC2), Amazon Simple Storage Service (Amazon S3), Amazon SimpleDB, Amazon Simple Queue Service (Amazon SQS), Amazon Flexible Payments Service (Amazon FPS), Amazon Mechanical Turk and Amazon CloudFront.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, and www.amazon.cn.

Additional Information

This announcement was issued on July 22, 2009. In connection with the proposed merger, Amazon.com will file a registration statement on Form S–4 with the Securities and Exchange Commission that will contain a consent solicitation/prospectus. Zappos’ shareholders and investors are urged to carefully read the consent solicitation/prospectus when it becomes available and other relevant documents filed with the Securities and Exchange Commission regarding the proposed merger because they contain important information about Amazon.com, Zappos and the proposed merger. Shareholders and investors will be able to obtain the consent solicitation/prospectus when it becomes available at www.sec.gov or www.amazon.com/ir.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements, include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, cash flows, the payment or non-payment of dividends, capital structure, and other financial items, (ii) statements of plans and objectives by management or Boards of Directors including those relating to the expected operation and management of Zappos following the merger and expected benefits, efficiencies and integration of operations from and following the merger, (iii) statements of future economic performance and (iv) statements of assumptions underlying such statements. Words such as “anticipates,” “believes,” “expects,” “future,” “intends,” “targeted,” “may,” “will” and similar expressions are used to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements reflect current expectations, are inherently uncertain and are subject to known and unknown risks, uncertainties and other factors, and actual results may differ significantly. Factors that could cause future results to differ materially from expected results include, but are not limited to: failure or inability to consummate the merger, effects of the merger on Amazon.com’s financial results, the effect of regulatory approvals, the difficulty in determining the fair value of Zappos, the potential inability to successfully operate or integrate Zappos’ businesses, including the potential inability to retain customers, key employees or vendors, and risks related to competition, management of growth, new products, services and technologies, potential fluctuations in operating results, international expansion, outcomes of legal proceedings and claims, fulfillment center optimization, seasonality, commercial agreements, acquisitions and strategic transactions, foreign exchange rates, system interruption, inventory, government regulation and taxation, payments and fraud. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

About Zappos.com

Established in 1999, Zappos.com has quickly become a leader in online apparel and footwear sales by striving to provide shoppers with the best possible service and selection. Zappos.com currently stocks millions of products from over 1000 clothing and shoe brands. Zappos.com was recognized in 2009 by FORTUNE MAGAZINE as one of the “100 BEST COMPANIES TO WORK FOR”, debuting as the highest-ranking newcomer to FORTUNE’s 2009 list. More information about the company’s customer service philosophy, unique company culture, and job openings can be found at http://about.zappos.com. To get a glimpse behind the scenes at Zappos, please visit http://blogs.zappos.com. More information about the “Zappos Insights” business membership program can be found at http://www.zapposinsights.com.

Contact:

Amazon.com

Amazon Media Hotline 206-266-7180

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